Exhibit 99.1

TCP CAPITAL CORP. ANNOUNCES 2016 FINANCIAL RESULTS;
BOARD DECLARES FIRST QUARTER DIVIDEND OF $0.36 PER SHARE

SANTA MONICA, Calif., February 28, 2017 – TCP Capital Corp. (“we,” “us,” “our,” “TCPC” or the “Company”), a business development company (“BDC”) (NASDAQ: TCPC), today announced its financial results for the fourth quarter and year ended December 31, 2016 and filed its annual report on Form 10-K with the U.S. Securities and Exchange Commission.

FINANCIAL HIGHLIGHTS

•
Net investment income before taxes and a one-time expense for the quarter ended December 31, 2016 was $20.7 million, or $0.39 per share on a diluted basis. Net investment income after taxes and a one-time expense for the quarter ended December 31, 2016 was $18.9 million, or $0.36 per share on a diluted basis, net of $0.09 per share in incentive compensation. Net investment income after taxes for the year ended December 31, 2016 was $76.2 million, or $1.50 per share on a diluted basis, net of $0.37 per share in incentive compensation.

•
Net increase in net assets resulting from operations for the quarter ended December 31, 2016 was $22.9 million, or $0.43 per share. Net increase in net assets resulting from operations for the year ended December 31, 2016 was $76.3 million, or $1.50 per share.

•
Net asset value per share at December 31, 2016 increased to $14.91 from $14.84 at September 30, 2016 and $14.78 at December 31, 2015. The increase over December 31, 2015 is primarily a result of net investment income in excess of paid dividends and a premium from the issuance of convertible debt.

•	Total acquisitions during the quarter ended December 31, 2016 were $207.4 million and total dispositions were $179.2 million.

•	On February 28, 2017, our board of directors declared a first quarter dividend of $0.36 per share payable on March 31, 2017 to shareholders of record as of March 17, 2017.

“We are pleased with our strong fourth quarter and full year performance, particularly in continuing to substantially out-earn our full year dividends,” said Howard Levkowitz, TCP Capital Corp. Chairman and CEO. “In the fourth quarter, we originated $207 million in loans, our highest level since our IPO. With our robust direct origination platform, we are seeing a significant volume of attractive opportunities, which enables us to grow our portfolio while continuing to be highly selective and disciplined in our investing.”

PORTFOLIO AND INVESTMENT ACTIVITY

As of December 31, 2016, our investment portfolio consisted of debt and equity positions in 90 portfolio companies with a total fair value of approximately $1.31 billion. Debt positions represented approximately 95% of the portfolio at fair value, substantially all of which were senior secured debt. Equity positions, including equity interests in portfolios of debt and lease assets, represented approximately 5% of our investment portfolio.

As of December 31, 2016, the weighted average annual effective yield of our debt portfolio was approximately 10.9%.(1) As of December 31, 2016, approximately 81% of our debt portfolio at fair value had floating interest rates. As of December 31, 2016, we had two debt investments on non-accrual status, totaling 0.4% of the portfolio at fair value.

(1) Weighted average annual effective yield includes amortization of deferred debt origination and end-of-term fees and accretion of original issue discount, but excludes market discount, any prepayment and make-whole fee income, and any debt investments on non-accrual status.

During the three months ended December 31, 2016, we invested approximately $207.4 million, primarily in nineteen investments, comprised of eleven new and eight existing portfolio companies. The investments were comprised of approximately $192.3 million in senior secured loans and $7.7 million in senior secured notes. The remaining $7.4 million was comprised of equity investments, including $5.6 million of additional equity interests in portfolios of debt and lease assets. Additionally, we received proceeds from sales and repayments of investment principal of approximately $179.2 million. We expect to continue to invest in senior secured loans, bonds and subordinated debt, as well as select equity investments, to obtain a high level of current income and create the potential for appreciation, with an emphasis on principal protection.

As of December 31, 2016, total assets were $1,387.6 million, net assets applicable to common shareholders were $790.9 million and net asset value per share was $14.91, as compared to $1,441.8 million, $787.1 million, and $14.84 per share, respectively, on September 30, 2016 and $1,243.3 million, $722.0 million, and $14.78, respectively, on December 31, 2015.

CONSOLIDATED RESULTS OF OPERATIONS

Total investment income for the three months ended December 31, 2016 was approximately $39.5 million, or $0.75 per share, including $0.09 per share from prepayment premiums and related accelerated original issue discount amortization, $0.03 per share from recurring original issue discount amortization and $0.02 per share from recurring income paid in kind. This reflects our policy of recording interest income, adjusted for amortization of premiums and discounts, on an accrual basis. Origination, structuring, closing, commitment, and similar upfront fees received in connection with the outlay of capital are generally amortized into interest income over the life of the respective debt investment.

Total operating expenses, including excise taxes, for the three months ended December 31, 2016 were approximately $15.9 million, or $0.30 per share, including interest and other debt expenses of $7.6 million, or $0.14 per share. We also incurred incentive compensation from net investment income of $4.7 million, or $0.09 per share, and $1.3 million in certain non-recurring legal costs, or $0.02 per share. Excluding incentive compensation, interest and other debt expenses, the non-recurring legal costs and excise taxes, annualized fourth quarter expenses were 3.2% of average net assets.

Net investment income before taxes for the three months ended December 31, 2016 was approximately $24.1 million, or $0.46 per share, before related incentive compensation. Net investment income after excise taxes and related incentive compensation was $18.9 million, or $0.36 per share.

Net realized and unrealized gains for the three months ended December 31, 2016 were $4.1 million, or $0.8 per share, primarily comprised of increased pricing due to tightening spreads, and a $4.6 million unrealized gain on our investment in Soasta, partially offset by a $3.4 million markdown on our Iracore notes. Net realized losses for the three months ended December 31, 2016 were $11.0 million, or $0.21 per share, primarily comprised of a $12.6 million realization on the restructuring of our loan to CORE Entertainment, Inc., partially offset by an additional $1.8 million gain from our investment in NEXTracker, Inc. Substantially all of the loss on CORE Entertainment, Inc. had been recognized on an unrealized basis in prior periods. During the three months ended December 31, 2016, we recognized $15.1 million, or $0.29 per share, in net unrealized appreciation, primarily comprised of the reversal of the previously recognized unrealized loss on CORE Entertainment, Inc. and unrealized gain on NEXTracker, Inc., and $4.6 million in unrealized appreciation on our investment in Soasta, Inc.

Net increase in net assets applicable to common shareholders resulting from operations for the three months ended December 31, 2016 was $22.9 million, or $0.43 per share.

LIQUIDITY AND CAPITAL RESOURCES

As of December 31, 2016, available liquidity was approximately $421.2 million, comprised of approximately $380.0 million in available capacity under our leverage program and $43.6 million in cash and cash equivalents, less approximately $12.4 million in net outstanding settlements.

The combined weighted-average interest rate on debt outstanding at December 31, 2016 was 3.95%.

Total debt outstanding at December 31, 2016 was as follows:

	Maturity	Rate	Carrying Value(1)	Available	Total Capacity
SVCP Facility
SVCP Revolver	2018	L+2.50%(2)	$—	$116,000,000	$116,000,000
Term Loan	2018	L+2.50%(2)	100,500,000	—	100,500,000
2019 Convertible Notes ($108 million par)	2019	5.25%	106,547,929	—	106,547,929
2022 Convertible Notes ($140 million par)	2022	4.625%	136,858,359	—	136,858,359
TCPC Funding Facility	2020	L+2.50%(3)	175,000,000	175,000,000	350,000,000
SBA Debentures	2024-2026	2.58%(4)	61,000,000	89,000,000	150,000,000
Total debt			579,906,288	$380,000,000	$959,906,288
Unamortized issuance costs			(8,247,426)
Debt, net of unamortized issuance costs			$571,658,862

(1)	Except for the convertible notes, all carrying values are the same as the principal amounts outstanding.
(2)	Based on either LIBOR or the lender’s cost of funds, subject to certain limitations
(3)	Or L+2.25% subject to certain funding requirements
(4)	Weighted-average interest rate, excluding fees of 0.36%.

On February 28, 2017, our board of directors re-approved our stock repurchase plan to acquire up to $50 million in the aggregate of our common stock at prices at certain thresholds below our net asset value per share, in accordance with the guidelines specified in Rule 10b-18 and Rule 10b5-1 of the Securities Exchange Act of 1934. There were no stock repurchases during the three months ended December 31, 2016.

RECENT DEVELOPMENTS

On February 28, 2017, our board of directors declared a first quarter cash dividend of $0.36 per share payable on March 31, 2017 to stockholders of record as of the close of business on March 17, 2017.

CONFERENCE CALL AND WEBCAST

TCP Capital Corp. will host a conference call on Tuesday, February 28, 2017 at 1:00 p.m. Eastern Time (10:00 a.m. Pacific Time) to discuss its financial results. All interested parties are invited to participate in the conference call by dialing (866) 393-0571; international callers should dial (206) 453-2872. Participants should enter the Conference ID 56269482 when prompted. For a slide presentation that we intend to refer to on the earnings conference call, please visit the Investor Relations section of our website (www.tcpcapital.com) and click on the Fourth Quarter 2016 Investor Presentation under Events and Presentations. The conference call will be webcast simultaneously in the investor relations section of our website at http://investors.tcpcapital.com/. An archived replay of the call will be available approximately two hours after the live call, through March 7, 2017. For the replay, please visit http://investors.tcpcapital.com/events.cfm or dial (855) 859-2056. For international replay, please dial (404) 537-3406. For all replays, please reference program ID number 56269482.

TCP Capital Corp.

Consolidated Statements of Assets and Liabilities

	December 31, 2016	December 31, 2015
Assets
Investments, at fair value:
Companies less than 5% owned (cost of $1,174,421,611 and $1,123,682,687, respectively)	$1,175,097,468	$1,099,208,475
Companies 5% to 25% owned (cost of $75,508,585 and $68,862,518, respectively)	69,355,808	69,008,931
Companies more than 25% owned (cost of $96,135,623 and $39,162,221, respectively)	70,516,594	14,702,319
Total investments (cost of $1,346,065,819 and $1,231,707,426, respectively)	1,314,969,870	1,182,919,725

Cash and cash equivalents	53,579,868	35,629,435
Accrued interest income:
Companies less than 5% owned	12,713,025	8,842,528
Companies 5% to 25% owned	953,561	741,306
Companies more than 25% owned	25,608	29,230
Deferred debt issuance costs	3,828,784	5,390,241
Unrealized appreciation on swaps	-	3,229,442
Options (cost of $51,750 at December 31, 2015)	-	-
Prepaid expenses and other assets	1,527,745	2,331,044
Total assets	1,387,598,461	1,239,112,951

Liabilities
Debt, net of unamortized issuance costs	571,658,862	498,205,471
Payable for investments purchased	12,348,925	6,425,414
Interest payable	5,013,713	2,911,257
Incentive allocation payable	4,716,834	5,207,606
Payable to the Advisor	325,790	508,334
Accrued expenses and other liabilities	2,598,346	3,877,852
Total liabilities	596,662,470	517,135,934

Commitments and contingencies

Net assets applicable to common shareholders	$790,935,991	$721,977,017

Composition of net assets applicable to common shareholders
Common stock, $0.001 par value; 200,000,000 shares authorized, 53,041,900 and
48,834,734 shares issued and outstanding as of December 31, 2016 and December 31, 2015, respectively	$53,042	$48,834
Paid-in capital in excess of par	944,996,161	878,383,356
Accumulated net investment income	12,533,289	22,261,793
Accumulated net realized losses	(134,960,267)	(132,483,593)
Accumulated net unrealized depreciation	(31,116,723)	(46,233,373)
Net assets applicable to common shareholders	$790,935,991	$721,977,017

Net assets per share	$14.91	$14.78

TCP Capital Corp.
Consolidated Statements of Operations

	Year Ended December 31,
	2016	2015	2014
Investment income
Interest income:
Companies less than 5% owned	$133,915,069	$135,518,703	$94,632,495
Companies 5% to 25% owned	6,672,486	5,932,861	5,394,075
Companies more than 25% owned	4,430,859	560,989	896,695
Dividend income:
Companies 5% to 25% owned	-	-	1,968,748
Lease income:
Companies 5% to 25% owned	-	-	320,277
Companies more than 25% owned	1,571,280	1,352,797	1,014,053
Other income:
Companies less than 5% owned	1,442,096	3,502,875	2,328,980
Companies 5% to 25% owned	-	-	26,125
Companies more than 25% owned	148,975	-	-
Total investment income	148,180,765	146,868,225	106,581,448
Operating expenses
Interest and other debt expenses	25,192,990	18,895,977	9,821,751
Management and advisory fees	18,881,786	18,593,660	13,646,064
Legal fees, professional fees and due diligence expenses	2,320,959	2,840,839	1,355,370
Administrative expenses	1,693,304	1,600,477	1,421,863
Director fees	423,904	318,317	357,050
Insurance expense	382,152	374,720	288,156
Custody fees	313,073	300,055	229,254
Other operating expenses	3,149,764	2,564,662	1,360,564
Total operating expenses	52,357,932	45,488,707	28,480,072

Net investment income before taxes	95,822,833	101,379,518	78,101,376
Excise tax expense	569,511	876,706	808,813
Net investment income	95,253,322	100,502,812	77,292,563
Net realized and unrealized gain (loss) on investments and foreign currency
Net realized gain (loss):
Investments in companies less than 5% owned	(15,499,336)	(7,077,393)	(16,370,638)
Investments in companies 5% to 25% owned	417,446	(10,613,422)	(4,748,229)
Investments in companies more than 25% owned	79,742	19,167	-
Net realized gain (loss)	(15,002,148)	(17,671,648)	(21,118,867)

Change in net unrealized appreciation/depreciation	15,116,650	(4,733,463)	(6,185,711)
Net realized and unrealized gain (loss)	114,502	(22,405,111)	(27,304,578)

Net increase in net assets from operations	95,367,824	78,097,701	49,987,985

Gain on repurchase of Series A preferred interests	-	1,675,000	-
Dividends on Series A preferred equity facility	-	(1,251,930)	(1,444,634)
Net change in accumulated dividends on Series A
preferred equity facility	-	497,790	6,462
Distributions of incentive allocation to the General Partner from:
Net investment income	(19,050,665)	(19,949,734)	(15,170,877)
Net change in reserve for incentive allocation	-	-	1,168,583
Net increase in net assets applicable to common shareholders
resulting from operations	$76,317,159	$59,068,827	$34,547,519
Basic and diluted earnings per common share	$1.50	$1.21	$0.88
Basic and diluted weighted average common shares outstanding	50,948,035	48,863,188	39,395,671

ABOUT TCP CAPITAL CORP.

TCP Capital Corp. (NASDAQ: TCPC) is a specialty finance company focused on performing credit lending to middle-market companies as well as small businesses. TCPC lends primarily to companies with established market positions, strong regional or national operations, differentiated products and services and sustainable competitive advantages, investing across industries in which it has significant knowledge and expertise. TCPC's investment objective is to achieve high total returns through current income and capital appreciation, with an emphasis on principal protection. TCPC is a publicly-traded business development company, or BDC, regulated under the Investment Company Act of 1940 and is externally managed by its advisor, Tennenbaum Capital Partners, LLC, a leading alternative investment manager. For more information, visit www.tcpcapital.com.

FORWARD-LOOKING STATEMENTS

Prospective investors considering an investment in TCP Capital Corp. should consider the investment objectives, risks and expenses of the company carefully before investing. This information and other information about the company are available in the company's filings with the Securities and Exchange Commission ("SEC"). Copies are available on the SEC's website at www.sec.gov and the company's website at www.tcpcapital.com. Prospective investors should read these materials carefully before investing.

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the company at the time of such statements and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results could differ materially from those projected in these forward-looking statements due to a variety of factors, including, without limitation, changes in general economic conditions or changes in the conditions of the industries in which the company makes investments, risks associated with the availability and terms of financing, changes in interest rates, availability of transactions, and regulatory changes. Certain factors that could cause actual results to differ materially from those contained in the forward-looking statements are included in the "Risks" section of the company's shelf registration statement declared effective on May 6, 2016, and the company's subsequent periodic filings with the SEC. Copies are available on the SEC's website at www.sec.gov and the company's website at www.tcpcapital.com. Forward-looking statements are made as of the date of this press release, and are subject to change without notice. The company has no duty and does not undertake any obligation to update or revise any forward-looking statements based on the occurrence of future events, the receipt of new information, or otherwise.

SOURCE:

TCP Capital Corp.

CONTACT

TCP Capital Corp.
 Jessica Ekeberg
310-566-1094
investor.relations@tcpcapital.com